Exhibit 1.1

 Luxfer Holdings PLC

[•] American Depositary Shares

Representing [•] Ordinary Shares

(Nominal Value ₤1 Per Ordinary Share)

FORM OF UNDERWRITING AGREEMENT

[•], 2011

JEFFERIES & COMPANY, INC.

CREDIT SUISSE SECURITIES (USA) LLC
 As Representatives of the several Underwriters
c/o JEFFERIES & COMPANY, INC.
520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Introductory.  Luxfer Holdings PLC, a public limited company incorporated and registered in England and Wales with registered number 3690830 (the “Company”), proposes to sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [•] American Depositary Shares (“ADSs”) (the “Company ADSs”), each representing one-half of an ordinary share, nominal value ₤1 per ordinary share (the “Ordinary Shares”) of the Company; and the shareholders of the Company named in Schedule B (collectively, the “Selling Shareholders”) severally propose to sell to the Underwriters an aggregate of [•] ADSs (the “Selling Shareholder Firm ADSs”).  The Company ADSs and the Selling Shareholder Firm ADSs are collectively called the “Firm ADSs.”  In addition, the Selling Shareholders have severally granted to the Underwriters an option to purchase up to an additional [•] ADSs (the “Selling Shareholder Optional ADSs”), with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B, all as provided in Section 2.  The Selling Shareholder Firm ADSs and the Selling Shareholder Optional ADSs are collectively called the “Selling Shareholder ADSs.” The Firm ADSs and, if and to the extent such option is exercised, the Selling Shareholder Optional ADSs are collectively called the “Offered ADSs.”  Jefferies & Company, Inc. (“Jefferies”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered ADSs.

The ADSs will be evidenced by American depositary receipts (the “ADRs”) to be issued pursuant to a deposit agreement to be entered into on the Closing Date by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing ADSs issued thereunder (the “Deposit Agreement”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-178278), with respect to the Ordinary Shares underlying the Offered ADSs (the “Underlying Shares”), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered ADSs.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the

“Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The preliminary prospectus dated December 2, 2011 describing the Offered ADSs and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus that describes the Offered ADSs and the offering thereof and is used prior to the filing of the Prospectus (as defined below), is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus that describes the Offered ADSs and the offering thereof in the form first used by the Underwriters to confirm sales of the Offered ADSs or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  As used herein, “Applicable Time” is     :      m (New York time) on [•], 2011.   As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule C hereto, the price to the public to be included on the cover page of the Prospectus, and each “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) (a “Road Show”) that has been made without restriction to any person.  All references in this Agreement to (i) the Registration Statement, the 462(b) Registration Statement, any Preliminary Prospectus, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered ADSs as contemplated by Section 3(A)(o) of this Agreement.

The Company and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1.  Representations and Warranties.

A. Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, as follows:

(a)  Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered ADSs.  Each of the Registration Statement, any Rule 462(b) Registration Statement and

any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, the Time of Sale Prospectus, together with each Road Show, if any, (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered ADSs and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, together with each Road Show, if any, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto or any Road Show, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 9(c) below.  There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs did not, does not and will not include any information that conflicted with, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus.  Except for the free writing prospectuses, if any, identified in Schedule C hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, which consent shall not be unreasonably withheld, prepare, use or refer to, any free writing prospectus.

(b)  Offering Materials Furnished to Underwriters.  The Company has delivered to the Representatives two complete copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto and any Rule 462(b) Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c)  Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered ADSs and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered ADSs other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.

(d)  The Underwriting Agreement.  The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(e)  The Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued, fully paid and nonassessable, freely transferable to and for the account of the Underwriters, and the persons in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.  Except as disclosed in the Registration Statement and any Applicable Prospectus, the sale of the Offered ADSs by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Offered ADSs as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company nor (ii) trigger any anti-dilution, pre-emption, rights of first refusal or other similar rights of any such holder with respect to such shares, securities, options, warrants or rights.

(f)  Authorization of the Company Underlying Shares and Ordinary Shares Underlying Options.  The Ordinary Shares underlying the Company ADSs (the “Company Underlying Shares”) have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Depositary or the custodian for the Depositary, will be validly issued, fully paid and nonassessable; there are no restrictions on subsequent transfers of the Ordinary Shares under the laws of England and Wales or the United States or the articles of association of the Company, except as described in the Registration Statement or any Applicable Prospectus; and the issuance of the Company Underlying Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, except as have been duly waived.  Upon the sale and delivery to the Underwriters of the Offered ADSs, and payment therefor pursuant to this Agreement, the Underwriters will acquire such Offered ADSs free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

(g)  No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any of the Company’s equity or debt securities registered for sale under any registration statement, including the Registration Statement, or included in the offering contemplated by this Agreement.

(h)  No Material Adverse Change.  Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)  Independent Accountants.  Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus, the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) to the knowledge of the Company, in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration, to the knowledge of the Company, has not been suspended or revoked and who have not requested such registration to be withdrawn.

(j)  Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus.  The financial data set forth in each Applicable Prospectus under the captions “Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus.  To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.

(k)  Company’s Accounting System, Internal Control Over Financial Reporting and Disclosure Controls and Procedures.  The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and there is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2010 there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company and its subsidiaries maintain disclosure controls and procedures that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(l)  Incorporation and Good Standing of the Company and its Subsidiaries.  The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of England and Wales, with full power and authority (corporate or other) to own or lease its properties and conduct its business as described in the Registration Statement and each Applicable Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement.  Each of the Company’s subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus, except to the extent that the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding share capital, capital stock or other equity or ownership interests of each of the Company’s subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Time of Sale Prospectus, are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(m)  Capitalization and Other Share Capital Matters.  The authorized and issued share capital of the Company is as set forth in each Applicable Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options described in each Applicable Prospectus).  All of the Offered ADSs and the Underlying Shares conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Ordinary Shares (including the Ordinary Shares owned by Selling Shareholders and the Ordinary Shares to be purchased by Selling Shareholders pursuant to an exercise by any such Selling Shareholder of an option pursuant to an Option Exercise Notice) have been duly and validly authorized and issued, are fully paid and not subject to further assessment.  None of the issued Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital or capital stock of the Company or any of its subsidiaries other than those accurately described in each Applicable Prospectus.  The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(n)  Stock Exchange Listing.  The Offered ADSs have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(o)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its memorandum or articles of association, charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and the Deposit Agreement, consummation of the transactions contemplated hereby and thereby and by each Applicable Prospectus and the issuance and sale of the Company ADSs and the allotment and issue of the Underlying Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum or articles of association, charter or by-laws, partnership agreement or operating agreement or other similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Deposit Agreement and consummation of the transactions contemplated hereby and thereby and by each Applicable Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial

Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)  No Material Actions or Proceedings.  Except as disclosed in the Registration Statement and any Applicable Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, which, if determined adversely to the Company would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(q)  Intellectual Property Rights.  The Company and its subsidiaries own or have the right to use the trademarks, trade names, patent rights, copyrights, domain names, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) used in their businesses as now conducted, except as would not individually or in the aggregate result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any written notice of infringement, misappropriation or conflict with asserted Intellectual Property Rights of others  which would result in a Material Adverse Change. To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated any Intellectual Property Rights of the Company or any of its subsidiaries material to the conduct of their business. The Company is not a party to or bound by any options, licenses or agreements with respect to its Intellectual Property Rights or the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein.   None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of its or its subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons which would result in a Material Adverse Change.

(r)  All Necessary Permits, etc   The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(s)  Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(j) above (or elsewhere in each Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except for those described in the Registration Statement or any Applicable Prospectus or which do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made or proposed to be made of such property or assets by the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t)  Tax Law Compliance.  The Company and its subsidiaries have filed all necessary national, federal, state and foreign tax returns and have paid all taxes (including social security contributions and taxes required to be withheld from payments) required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and except where the failure to so file or pay, as applicable, would not, individually or in the aggregate, result in a Material Adverse Change.  All material tax liabilities of the Company and its subsidiaries (including any liabilities currently being contested in good faith) have been adequately provided for in the financial statements of the Company or its subsidiaries.  To the knowledge of the Company, there are no actual or proposed additional material tax assessments against the Company or any of its subsidiaries, except as otherwise described in the Registration Statement or each Applicable Prospectus.

(u)  Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and will not be, either after receipt of payment for the Company ADSs or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)  Insurance.  Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither the Company nor any subsidiary has been denied any insurance coverage material to the Company and its subsidiaries, taken as a whole, which it has sought or for which it has applied.

(w)  No Price Stabilization or Manipulation; Compliance with Regulation M.  The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Offered ADSs or Ordinary Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered ADSs, the Ordinary Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(x)  Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus (including, but not limited to, relationships and transactions required to be described by Item 7 of Form 20-F) and which have not been described as required.

(y)  FINRA Matters.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 is true, complete and correct.

(z)  Persons Furnishing Lock-Up Agreements.  Exhibit D hereto contains a true, complete and correct list of each director of the Company, each member of the executive management board of the Company, each management employee of the Company, each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein) of 1.5 percent of the outstanding issued share capital of the Company (except the Company makes no representation, warranty or covenant as to whether Vidacos Nominees Limited a/c 1953 or any other person who has or shares voting power or investment power (each as defined and determined according to Rule 13d-3 under the Exchange Act) over any outstanding issued share capital of the Company registered in the name of Vidacos Nominees Limited a/c 1953 in the Company’s registrar, is a beneficial owner of 1.5 percent of the outstanding issued share capital of the Company) and each Selling Shareholder.

(aa)  Statistical and Market-Related Data.  The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates.

(bb)  Compliance with Environmental Laws.  Except as described in each Applicable Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(cc)  Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Company conducts and has in the past conducted periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates and has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews and the amount of the reserves it has established, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(dd)  ERISA Compliance.  Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance with all material provisions of ERISA, except as would not, individually or in the aggregate, result in a Material Adverse Change.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group or organizations described in sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred within the preceding five (5) years or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates except as would not, individually or in the aggregate, result in a Material Adverse Change.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except as disclosed in the Registration Statement and any Applicable Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Change.  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred within the preceding three (3) years or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, in each case (i) and (ii) except as would not, individually or in the aggregate, result in a Material Adverse Change.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where failure to so qualify would not result in a Material Adverse Change.

(ee)  Brokers.  Except for the underwriting discounts and commissions payable to the Underwriters as described in the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ff)  Compliance with Laws.  Except as disclosed in the Registration Statement and any Applicable Prospectus, the Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(gg)  Dividend Restrictions.  Except as disclosed in the Registration Statement and any Applicable Prospectus and except as would not result in a Material Adverse Change, subject to applicable law, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company or any other subsidiary of the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary or subject to any other prohibition or restriction which could restrict the ability of the Company’s subsidiaries to pass profits up to the Company and be treated by the Company as profits available for distribution in accordance with the meaning of Part 23 of the Companies Act 2006 of England and Wales. Dividend payments or distributions in respect of any shares of capital stock of the Company (including the Ordinary Shares, Offered ADSs and the ADRs) and payments on the shares of capital stock (including the Ordinary Shares, Offered ADSs and the ADRs) may be paid to the holders thereof free and clear of any withholding or deduction for or on account of United Kingdom tax.

(hh)  Foreign Corrupt Practices Act and Bribery Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  Neither the Company nor any of its subsidiaries is or has been at any time since the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) has come into force, engaged in any conduct, activity, omission or practice that would constitute an offense under sections 1, 2, 6 or 7 of the Bribery Act or any similar laws in any other jurisdiction in which it carries on its business.  To the knowledge of the Company, no person who performs or who has performed services for the Company or any of its subsidiaries has bribed any other person (within the meaning of section 7(3) of the Bribery Act) intending to obtain or retain business or an advantage in the conduct of business for the Company or any of its subsidiaries.  The Company and its subsidiaries have adequate procedures in place to prevent any persons who perform services for or on behalf of the Company or any of its subsidiaries from bribing another person (within the meaning given in section 7(3) of the Bribery Act) intending to obtain or retain business or an advantage in the conduct of business for the Company or any of its subsidiaries.

(ii)  Money Laundering Laws.  The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) in all material respects and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)  OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the

Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)  Statements in the Registration Statement and Applicable Prospectuses.  The statements set forth in the Registration Statement and any Applicable Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares” insofar as they purport to constitute a summary of the Ordinary Shares and the ADSs constitute accurate, complete and fair summaries regarding the Ordinary Shares and the ADSs in all material respects; the statements set forth in the Registration Statement and any Applicable Prospectus under the captions “Taxation—United Kingdom Tax Considerations” and “Taxation—United States Federal Income Taxation,” insofar as they purport to describe the provisions of the laws referred to therein, constitute accurate, complete and fair summaries of the laws described therein in all material respects.

(ll)  Transaction Taxes.  Except as disclosed in the Registration Statement and any Applicable Prospectus, no transaction, stock transfer, stamp, stamp duty reserve, capital or other issuance, registration or transfer tax or duty or any similar tax or duty (“Transaction Taxes”) is payable by or on behalf of the Underwriters to any United States or United Kingdom taxing authority in connection with (i) the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof; (iii) the issue, sale, transfer or deposit of the Ordinary Shares to or with the Depositary and the issuance and delivery of the ADRs evidencing the Offered ADSs; or (iv) the execution and delivery of this Agreement or the Deposit Agreement or any other documents to be furnished hereunder or the consummation of the transactions contemplated by this Agreement.

(mm)  No Lock Up Agreements.  There are no existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B.  Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents, warrants and covenants to each Underwriter as follows:

(a)  The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)  The Custody Agreement and Power of Attorney.  Each of the (i) Custody Agreement relating to the deposit of share certificates representing the Ordinary Shares underlying the Selling Shareholder ADSs to be sold by such Selling Shareholder (the “Selling Shareholder Underlying Shares”) and signed by the Company, as custodian (the Company in such capacity, the “Custodian”) and such Selling Shareholder (the “Custody Agreement”) or the option exercise notice (the “Option Exercise Notice”) relating to such Selling Shareholder’s exercise of options to purchase such Selling Shareholder’s Selling Shareholder Underlying Shares and signed by the Custodian and such Selling Shareholder, as applicable, and (ii) Power of Attorney appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Other than with respect to Selling Shareholder Underlying Shares to be purchased by Selling Shareholders pursuant to an exercise of an option pursuant to an Option Exercise Notice, certificates representing the Selling Shareholder Underlying Shares (including any Ordinary Shares underlying the Optional Selling Shareholder ADSs) have been placed in the custody of the Custodian pursuant to the Custody Agreement, for delivery pursuant to the terms of this Agreement.  If applicable, an executed Option Exercise Notice has been delivered to the Custodian and the Attorneys-in-Fact relating to the exercise of options to purchase such Selling Shareholder’s Selling Shareholder Underlying Shares (including any Ordinary Shares underlying the Optional Selling Shareholder ADSs).

(c)  Title to Selling Shareholder Underlying Shares.  Such Selling Shareholder has good and valid title to (i) such Selling Shareholder’s Selling Shareholder Underlying Shares or (ii) options exercisable into such Selling Shareholder’s Selling Shareholder Underlying Shares. On the First Closing Date and each applicable Option Closing Date (as defined below), such Selling Shareholder will have, good and valid title to all of such Selling Shareholder’s Selling Shareholder Underlying Shares.  Except as disclosed in the Registration Statement and any Applicable Prospectus, such Selling Shareholder has the legal right and power to sell, transfer and deliver all of such Selling Shareholder’s Selling Shareholder Underlying Shares and to comply with its other obligations hereunder. On the First Closing Date and each applicable Option Closing Date, such Selling Shareholder will have the legal right and power to sell, transfer and deliver all of such Selling Shareholder’s Selling Shareholder Underlying Shares and to comply with its other obligations hereunder.

(d)  Deposit of the Selling Shareholder Underlying Shares.  Upon the deposit of such Selling Shareholder’s Selling Shareholder Underlying Shares with the Depositary pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing ADSs, all rights, title and interest in such Selling Shareholder Underlying Shares will be transferred to the Depositary free and clear of all security interests, mortgages, pledges, liens, encumbrances or adverse claims, subject to the Deposit Agreement.

(e)  Non-Contravention; No Further Authorizations or Approvals Required.  The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Deposit Agreement, the Custody Agreement, if applicable, the Option Exercise Notice, if applicable, and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, (i) the memorandum or articles of association, charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder (ii) any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, or (iii) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder, except, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to materially and adversely affect the ability of such Selling Shareholder to consummate the transactions contemplated herein.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA.

(f)  No Registration, Pre-emptive, Co-Sale or Other Similar Rights.  Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Time of Sale Prospectus under “Shares Eligible for Future Sale,” (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered ADSs that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement, except for such rights as such Selling Shareholder has waived prior to the date hereof and as have been described in the Registration Statement and Time of Sale Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Time of Sale Prospectus.

(g)  No Further Consents, etc.  Except for such consents, approvals and waivers which have been obtained by such Selling Shareholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the deposit of any of the Selling Shareholder Underlying Shares with the Depositary or the custodian for the Depositary pursuant to the Deposit Agreement or the offering, sale or purchase by the Underwriters of any of the Selling Shareholder ADSs which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

(h)  Disclosure Made by Such Selling Shareholder in the Prospectus.  The Selling Shareholder Information (as defined below) with respect to such Selling Shareholder contained in the Registration Statement and Time of Sale Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.  The Underwriters and the Selling Shareholders agree that the “Selling Shareholder Information” with respect to any Selling Shareholder consists of information pertaining to such Selling Shareholder, as such, furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, or any free writing prospectus, if any, identified in Schedule C hereto.  The Underwriters and the Selling Shareholders acknowledge and agree that, for purposes of this Agreement, the only information pertaining to any Selling Shareholder furnished to the Company in writing by any Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, or any free writing prospectus, if any, identified in Schedule C hereto, consists solely of the information with respect to such Selling Shareholder under the caption “Principal and Selling Shareholders.” Such Selling Shareholder confirms as accurate the number of Ordinary Shares set forth opposite such Selling Shareholder’s name in the Time of Sale Prospectus under the caption “Principal and Selling Shareholders” (both prior to and after giving effect to the sale of the Offered ADSs). Such Selling Shareholder is not prompted to sell the Selling Shareholder ADSs  to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(i)  No Price Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Offered ADSs or Ordinary Shares or any other reference security, whether to facilitate the sale or resale of the Offered ADSs or the Underlying Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j)  No Transfer Taxes or Other Fees.  Except as disclosed in the Registration Statement and any Applicable Prospectus, there are no transfer taxes or other similar fees or charges under national, federal or foreign law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholders of the Offered ADSs in accordance with the terms of this Agreement.

(k)  Distribution of Offering Materials by the Selling Shareholders.  The Selling Shareholders have not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2, (ii) the completion of the Underwriters’ distribution of the Offered ADSs and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered ADSs other than a preliminary prospectus, the Time of Sale Prospectus or the Registration Statement.

(l)  Lockups.                              Such Selling Shareholder has delivered to the Representatives an agreement in the form of Exhibit E hereto, and each such agreement is in full force and effect.

Any certificate signed by such Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to such Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.  Purchase, Sale and Delivery of the Offered ADSs.

(a)  The Firm ADSs.  Upon the terms herein set forth, (i) the Company agrees to issue the Company Underlying Shares and sell to the several Underwriters an aggregate of [•] Company

ADSs and (ii) the Selling Shareholders agree to sell to the several Underwriters an aggregate of [•] Selling Shareholder Firm ADSs, with each Selling Shareholder selling the number of Firm ADSs set forth opposite such Selling Shareholder’s name on Schedule B.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders the respective number of Firm ADSs set forth opposite their names on Schedule A.  The purchase price per Firm ADS to be paid by the several Underwriters to the Company and the Selling Shareholders shall be $[•] per ADS.

(b)  The First Closing Date.  Delivery of the Firm ADSs to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York  (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on [•], 2011, or such other time and date not later than 1:30 p.m. New York time, on [•], 2011 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).  The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)  The Selling Shareholder Optional ADSs; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [•] Selling Shareholder Optional ADSs from the Selling Shareholders at the purchase price per share to be paid by the Underwriters for the Firm ADSs.  The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm ADSs.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company and the Selling Shareholders,  which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Selling Shareholder Optional ADSs as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Selling Shareholder Optional ADSs are to be registered and (iii) the time, date and place at which such Selling Shareholder Optional ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm ADSs and such Selling Shareholder Optional ADSs).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.  If any Selling Shareholder Optional ADSs are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Selling Shareholder Optional ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the total number of Selling Shareholder Optional ADSs to be purchased as the number of Firm ADSs set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm ADSs and (b) each Selling Shareholder agrees, severally and not jointly, to sell the number of Selling Shareholder Optional ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the total number of Selling Shareholder Optional ADSs to be sold as the number of Selling Shareholder Optional ADSs set forth in Schedule B opposite the name of such Selling

Shareholder bears to the total number of Selling Shareholder Optional ADSs.  The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholders.

(d)  Public Offering of the Offered ADSs.  The Representatives hereby advises the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered ADSs as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

(e)  Payment for the Offered ADSs.  Payment for the Company ADSs shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Selling Shareholder ADSs to be sold by the Selling Shareholders shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Selling Shareholder Optional ADSs the Underwriters have agreed to purchase.  Jefferies, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered ADSs to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Shareholder hereby agrees that (i) it will pay (a) all necessary Transaction Taxes, if any, payable in connection with the sale, transfer and delivery to the Depositary of the Ordinary Shares by the Selling Shareholder, the issuance of the Selling Shareholder ADSs by the Depositary and the delivery of the Selling Shareholder ADSs by the Depositary to or for the account of the Underwriters in accordance with the terms of this Agreement, including any costs, interest, fines and penalties thereon and indemnifies and holds harmless the Underwriters against the same and (b) with respect to any Option Exercise Notice executed by such Selling Shareholder, the aggregate exercise price due in respect of any options exercised pursuant to such Option Exercise Notice (the “Aggregate Exercise Price”) and any amount required to be accounted for by the Company or any other company within the Company’s group by which such Selling Shareholder is employed to HM Revenue & Customs or any other tax authority in respect of, or representing, income tax, U.S. backup withholding or (employee) National Insurance Contributions or any equivalent charge in the nature of tax or social security contributions (whether under the law of the United Kingdom or any other jurisdiction) which may arise upon the exercise of, or the acquisition of such Selling Shareholder Underlying Shares pursuant to, such options (the “Tax Withholding Amount”) and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement or the Option Exercise Notice, as applicable.

(f)  Delivery of the Offered ADSs.  The Company and the Selling Shareholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Firm ADSs to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Selling Shareholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, the Selling Shareholder Optional ADSs the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The ADRs representing the Firm ADSs or the Selling Shareholder Optional ADSs shall be in definitive form and registered in such names and in such denominations as Jefferies shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be).  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.  Additional Covenants.

A.  Covenants of the Company.  The Company further covenants and agrees with each Underwriter as follows:

(a)  Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to you, without charge, as many copies of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (including exhibits thereto) as the Representatives shall reasonably request and for delivery to each other Underwriter a conformed copy of the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)  Representatives’ Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)  Free Writing Prospectuses.  The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d) under the Securities Act) to be delivered in connection with sales of the Offered ADSs (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed.

(d)  Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus that the Underwriter otherwise would not have been required to file thereunder.

(e)  Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

(f)  Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Preliminary Prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs or the Ordinary Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), Rule 433 and Rule 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)  Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.  Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c).

(h)  Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws as the Representatives shall reasonably require) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered ADSs.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)  Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Company ADSs in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus and in such a manner as would not require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(j)  Depositary.  The Company shall engage and maintain, at its expense, a Depositary for the ADSs.

(k)  Earnings Statement.  As soon as practicable, but in any event no later than eighteen months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement or earnings statements (which need not be audited), covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)  Periodic Reporting Obligations.  The Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the Offered ADSs as may be required under Rule 463 under the Securities Act.

(m)  Deposit of Ordinary Shares.  Prior to or on the Closing Date, the Company agrees to deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement so that ADRs evidencing Offered ADSs will be executed (and if applicable countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

(n)  Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, and maintain the listing of the Offered ADSs on the New York Stock Exchange.

(o)  Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet.  The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered ADSs.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies and the other Underwriters to offerees and purchasers of the Offered ADSs; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(p)  Agreement Not to Offer or Sell Additional ADSs or Ordinary Shares.  During the period commencing on and including the date hereof and ending on and including the 180th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies and Credit Suisse (which consent may be withheld at the sole discretion of Jefferies or Credit Suisse), directly or indirectly, (1) sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, assign, transfer or establish an open “put equivalent position”

within the meaning of Rule 16a-1(h) under the Exchange Act otherwise dispose of or transfer, or announce the offering or issue of, or file any registration statement under the Securities Act in respect of, any ADSs or Ordinary Shares, options, rights or warrants to acquire ADSs or Ordinary Shares or securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares (other than as contemplated by this Agreement with respect to the Offered ADSs), (2) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of all or any part of the ADSs or Ordinary Shares, or securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares regardless of whether any such transaction is to be settled in securities, in cash or otherwise or (3) publicly announce the intention to do any of the foregoing; provided, however, that the Company and the Company’s employee benefit trust may issue ADSs or Ordinary Shares or options to purchase ADSs or Ordinary Shares, or issue ADSs or Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period (except for any sale hereunder) without the prior written consent of Jefferies and Credit Suisse (which consent may be withheld at the sole discretion of Jefferies or Credit Suisse).  Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies and Credit Suisse each waive, in writing, such extension (which waiver may be withheld at the sole discretion of Jefferies or Credit Suisse).  The Company will provide the Representatives with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(q)  Lock-Up Waiver Press Release.  If Jefferies and Credit Suisse, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 1(B)(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(r)  Future Reports to the Representatives.  During the period of three years hereafter the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Current Report on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the Company may satisfy the requirements set forth in clauses (i), (ii) and (iii) immediately above by filing copies of such information on the Company’s website or with the Commission through the EDGAR fling system.

(s)  No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the ADSs or Ordinary Shares or any other reference security, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered ADSs or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(t)  Existing Lock-Up Agreements.  The Company will not agree to effect the transfer of any securities of the Company that are bound by the “lock-up” agreements entered into by the shareholders listed on Exhibit D.  If any additional persons shall become directors or members of the executive management board of the Company, or replace or serve a similar function to any other employee of the Company listed on Exhibit D, prior to the end of the Lock-up Period, the Company shall cause each such person, prior to or contemporaneously with their hire, appointment or election, to execute and deliver to Jefferies and Credit Suisse an agreement in the form attached hereto as Exhibit E.

(u)  Registration Rights.  During the Lock-Up Period, the Company will not, without the prior written consent of Jefferies and Credit Suisse (which consent may be withheld at the sole discretion of Jefferies or Credit Suisse), directly or indirectly, grant any registration or other similar rights to have any equity or debt securities of the Company registered for sale under any registration statement.

(v)  Disclosure Controls and Procedures.  At such time as shall be required by the Exchange Act and the rules promulgated thereunder, the Company shall maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) ; and the Company believes that at such time such disclosure controls and procedures shall be effective in all material respects to perform the functions for which they are established.

B.  Covenants of the Selling Shareholders.  Each Selling Shareholder further covenants and agrees with each Underwriter:

(a)  No Stabilization or Manipulation; Compliance with Regulation M.  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the ADSs or Ordinary Shares or any other reference security, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 do not apply with respect to the Offered ADSs or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), such Selling Shareholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(b)  Delivery of Forms W-8 and W-9.  To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

(c)  Deposit of Ordinary Shares.  Prior to or on the Closing Date, such Selling Shareholder agrees to deposit or cause to be deposited Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement so that ADRs evidencing Offered ADSs will be executed (and if applicable countersigned) and issued by the Depositary against receipt of such Ordinary Shares and such Offered ADSs will be delivered to the Underwriters at such Closing Date.

C.  Jefferies and Credit Suisse, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for its performance.

Section 4.  Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Company ADSs (including all printing and engraving costs), (ii) all fees and expenses of the Depositary (other than fees and expenses of the Depositary relating solely to the Selling Shareholder ADSs), (iii) all necessary Transaction Taxes, if any, payable in connection with the issuance, sale and delivery to the Depositary of the Ordinary Shares by the Company, the issuance of the Company ADSs by the Depositary and the delivery of the Company ADSs by the Depositary to or for the account of the Underwriters, in accordance with the terms of this Agreement, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all reasonable costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all reasonable filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, not to exceed $50,000, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered ADSs, not to exceed $50,000, (viii) the reasonable costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, reasonable travel and lodging expenses of the representatives, employees and officers of the Company and of the representatives and any such consultants, and the reasonable cost of any aircraft chartered in connection with the road show and (ix) the fees and expenses associated with listing the Offered ADSs on the New York Stock Exchange. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Shareholders, severally and not jointly, further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders, (ii) fees and expenses of the Custodian, (iii) all necessary Transaction Taxes, if any, payable in connection with the sale, transfer and delivery to the Depositary of the Ordinary Shares by such Selling Shareholder, the issuance of such Selling Shareholder’s Selling Shareholder ADSs by the Depositary and the delivery of such Selling Shareholder’s Selling Shareholder ADSs by the Depositary to or for the account of the Underwriters in accordance with the terms of this Agreement, including any costs, interest, fines and penalties thereon, (iv) with respect to Selling Shareholders who have executed an Option Exercise Notice relating to such Selling Shareholder’s Selling Shareholder Underlying Shares, such Selling Shareholder’s Aggregate Exercise Price and Tax Withholding Amount (v) all expenses incident to the sale and delivery of the Selling Shareholder ADSs to be sold by such Selling Shareholder to the Underwriters hereunder and (vi) fees and expenses of the Depositary relating solely to the Selling Shareholder ADSs.

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

Section 5.  Covenant of the Underwriters.  Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

Section 6.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered ADSs as provided herein on the First Closing Date and, with respect to the Selling Shareholder Optional ADSs, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Selling Shareholder Optional ADSs, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter.  On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received an additional [•] conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b)  Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after effectiveness of this Agreement and prior to the First

Closing Date and, with respect to the Selling Shareholder Optional ADSs, each Option Closing Date:

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)           no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)  No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to the Selling Shareholder Optional ADSs, each Option Closing Date:

(i)            in the reasonable judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)  Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional [•] signed copies of such counsel’s legal opinion for each of the several Underwriters).

(e)  Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(f)  Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chief Executive and the Group Finance Director of the Company, dated as of such Closing Date, solely in each such person’s capacity as an officer of the Company and not his individual capacity, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:

(i)            for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)  Bring-down Comfort Letter.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional [•] conformed copies of such accountants’ letter for each of the several Underwriters).

(h)  Opinion of Counsel for the Selling Shareholders.  On each of the First Closing Date and each Option Closing Date the Representatives shall have received (i) the opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Selling Shareholders who are natural persons, dated as of such Closing Date, the form of which is attached as Exhibit B and (ii) the opinion of counsel for each other Selling Shareholder, dated as of such Closing Date, substantially in the form of Exhibit C and to such further effect as counsel for the Underwriters shall reasonably request, and in each case, the Representatives shall have received an additional [•] conformed copies of such counsels’ legal opinion for each of the several Underwriters.

(i)  Selling Shareholders’ Certificate.  On each of the First Closing Date and each Option Closing Date the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Shareholder, dated as of such Closing Date, to the effect that:

(i)            the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

(ii)           such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(j)  Selling Shareholders’ Documents. On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives copies of the Powers of Attorney, Custody Agreements and Option Exercise Notices, as applicable, executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

(k)  Lock-Up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from the persons listed on Exhibit D hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l)  Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m)  Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered ADSs as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Selling Shareholder Optional ADSs, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 7.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 12, or by the Company or the Selling Shareholders pursuant to Section 8, or if the sale to the Underwriters of the Offered ADSs on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered ADSs, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.  Effectiveness of this Agreement.  This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) of any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 9.  Indemnification.

(a)  Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any “issuer free writing prospectus” as defined Rule 433 of the Securities Act (“Issuer Free Writing Prospectus”) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee and controlling person for any and all documented expenses (including the fees and disbursements of counsel chosen by Jefferies and Credit Suisse) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 9(e)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Selling Shareholder Information with respect to such Selling Shareholder contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Selling Shareholder Information with respect to such Selling Shareholder contained in any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such Road Show, such free writing prospectus or the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with the Selling Shareholder Information with respect to such Selling Shareholder; and to reimburse each Underwriter and each such director, officer, employee and controlling person for any and all documented expenses (including the fees and disbursements of counsel chosen by Jefferies and Credit Suisse) as such expenses are reasonably incurred by such Underwriter, or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply (i) to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below, or (ii) for any amount arising under this subsection (b) in excess of the proceeds from the public offering contemplated hereby received by such Selling Shareholder after deducting any underwriting discounts and commissions received by the Underwriters (the “Net Proceeds”).   The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Selling Shareholder may otherwise have.

(c)  Indemnification of the Company, its Directors and Officers and the Selling Shareholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any Issuer Free Writing Prospectus or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such Road Show, such Issuer Free Writing Prospectus, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and each of the Selling Shareholders, hereby acknowledges that the only information that the Representatives and the Underwriters have furnished to the Company and the Selling Shareholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Road Show, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the table in the first paragraph set forth under the caption “Underwriting” and the statements set forth in (i) the last sentence in the fifth paragraph under the caption “Underwriting,” (ii) the first, second and third sentences in the first paragraph under the caption “Underwriting—Commission and Expenses” and (iii) the first paragraph, the second and third sentence of the second paragraph and the second and third sentence of the third paragraph under the caption “Underwriting—Stabilization.” The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies and Credit Suisse (in the case of counsel for the indemnified parties referred to in Sections 9(a) and 9(b) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(c) above)) (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(e)  Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 10.  Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered ADSs as set forth on such cover.  The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the

Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.  Default of One or More of the Several Underwriters.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered ADSs to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs exceeds 10% of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered ADSs are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.  Termination of this Agreement.  Prior to the purchase of the Firm ADSs by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered ADSs in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b)  any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.  No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the

Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered ADSs sold hereunder and any termination of this Agreement.

Section 15.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:
Jefferies & Company, Inc.

Credit Suisse Securities (USA) LLC

c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile:  (212) 284-2280
Attention:  General Counsel

If to the Company:
Luxfer Holdings PLC
Anchorage Gateway
5 Anchorage Quay

Salford M50 3XE

United Kingdom

Facsimile:  +41 (0) 161 300 0600
Attention:  Linda Seddon, Company Secretary and Legal Advisor

If to the Selling Shareholders:
Luxfer Holdings PLC
Anchorage Gateway
5 Anchorage Quay

Salford M50 3XE

United Kingdom

Facsimile:  +41 (0) 161 300 0600
Attention:  Linda Seddon, Company Secretary and Legal Advisor

Any party hereto may change the address for receipt of communications by giving written notice to the other parties hereto.

Section 16.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered ADSs as such from any of the Underwriters merely by reason of such purchase.

Section 17.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.  Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party not located in the United States irrevocably appoints Corporation Service Company, which currently maintains a New York City office at 1180 Avenue of the Americas, Suite 201, New York, New York 10036, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 19.  Failure of One or More of the Selling Shareholders to Sell and Deliver Offered ADSs.  If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered ADSs to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in

Sections 4, 7, 9 and 10 hereof, the Company or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof.  If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered ADSs to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 20.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

All payments made by the Company or any Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless the Company or Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or Selling Shareholder, as appropriate, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable in respect thereof.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each Road Show, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
LUXFER HOLDINGS PLC

By:
[Title]

SELLING SHAREHOLDERS

By:
(Attorney-in-fact)

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.

CREDIT SUISSE SECURITIES (USA) LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By JEFFERIES & COMPANY, INC.

By:

By CREDIT SUISSE SECURITIES (USA) LLC

By:

SCHEDULE A

Underwriters	Number of Firm ADSs to be Purchased	Number of Selling Shareholder Optional ADSs to be Purchased
Jefferies & Company, Inc.	[•]	[•]
Credit Suisse Securities (USA) LLC	[•]	[•]
KeyBanc Capital Markets Inc.	[•]	[•]
Dahlman Rose & Company, LLC	[•]	[•]

Total	[•]	[•]

Schedule A-1

SCHEDULE B

Selling Shareholder	Number of Firm ADSs to be Sold	Maximum Number of Selling Shareholder Optional ADSs to be Sold
Selling Shareholder #1*
[address]
Attention: [•]	[•]	[•]
Selling Shareholder #2
[address]
Attention: [•]	[•]	[•]

Total:	[•]	[•]

* Significant Selling Shareholder

Schedule B-1

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

Schedule C-1

EXHIBIT A

Opinion of Company Counsel

Opinion of Counsel for the Company to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

Exhibit A-1

EXHIBIT B

Opinion of Selling Shareholders’ Counsel

The opinion of such counsel pursuant to Section 6(h)(i) shall be rendered to the Representatives at the request of the Company and shall so state therein.

Exhibit B-1

EXHIBIT C

Opinion of Selling Shareholders’ Counsel

The opinion of such counsel pursuant to Section 6(h)(ii) shall be rendered to the Representatives at the request of the Company and shall so state therein.

Exhibit C-1

EXHIBIT D

Persons Furnishing Lock Up Agreements

Exhibit D-1

EXHIBIT E

Form of Lock Up Agreement

Exhibit E-1

EXHIBIT F

[Form of Press Release]

[Company]
[Date]

(“[Luxfer Holdings PLC]”) announced today that Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC, the joint book-running managers in the Company’s recent public sale of shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit F-1